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                                                                    Exhibit 99.1

                                REVOCABLE PROXY

                  CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

            PROXY FOR SPECIAL MEETING OF SHAREHOLDERS AUGUST 24, 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P         The undersigned shareholder of Corporate Property Associates
     15 Incorporated appoints Susan C. Hyde and John J. Park, and each of
R them,with full power of substitution, as proxy to vote all shares of the undersigned in Corporate Property Associates 15 Incorporated at the Special
O Meeting of shareholders to be held on August 24, 2004 and at any adjournment thereof, with like effect and as if the undersigned were
X    personally present and voting, upon the following matters:

Y         PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS
     SPECIFIED,THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT AND MERGER.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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                                                                          CPA:15


                       INSTRUCTIONS FOR VOTING YOUR PROXY

WE ARE NOW OFFERING SHAREHOLDERS THREE ALTERNATIVE WAYS OF VOTING THIS PROXY:

o BY TELEPHONE (using a touch-tone telephone)
o THROUGH THE INTERNET
o BY MAIL (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting.

TELEPHONE VOTING

o    This method of voting is available for residents of the U.S. and Canada

o On a touch-tone telephone, call TOLL FREE 1-888-999-9402, 24 hours a day, seven days a week

INTERNET VOTING

o    Visit the Internet voting Website at WWW.PROXY.GEORGESON.COM

o Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen

VOTING BY MAIL

o Simply mark, sign and date your proxy card and return it in the postage-paid envelope

o IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

           --------------                                --------------
           COMPANY NUMBER                                CONTROL NUMBER
           --------------                                --------------

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

PLEASE VOTE BY PLACING AN X IN ONE OF THE BOXES IN EACH VOTING CATEGORY BELOW, AND SIGN YOUR NAME AT THE BOTTOM OF THE CARD. YOU MUST PLACE AN X IN ONE, AND ONLY ONE, OF THE BOXES IN EACH VOTING CATEGORY IN ORDER FOR YOUR VOTE TO BE COUNTED.

                                                                FOR      AGAINST
1.   To adopt the Merger Agreement and approve the Merger as
     described in the Prospectus in which Carey                 [ ]        [ ]
     Institutional Properties Incorporated will be merged with and into Corporate Property Associates 15
     Incorporated.



                               DATED:                                     , 2004
                                     -------------------------------------

                               -------------------------------------------------


                               -------------------------------------------------
                               SIGNATURE(S) of Shareholder

                               SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.